Exhibit 2.1

FORM OF MASTER REORGANIZATION AGREEMENT

by and among

Charah Management LLC,

Allied Power Holdings, LLC,

Charah Solutions, Inc.,

Charah Holdings LP,

CEP Holdings, Inc.,

Charah Management Holdings LLC,

Allied Management Holdings, LLC,

EBLP Charah Blocker, LLC,

Charah Blocker, LLC,

and the other parties hereto

June [●], 2018

Exhibits

Exhibit A	—	A&R Certificate of Incorporation of PubCo

Exhibit B	—	A&R Bylaws of PubCo

Exhibit C	—	Form of Certificate of Merger

Exhibit D	—	Form of PubCo Registration Rights Agreement

Exhibit E	—	Form of Stockholders’ Agreement

ii

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated effective as of June [●], 2018, is entered into by and among Charah Management LLC, a Delaware limited liability company (“Charah Management”), Allied Power Holdings, LLC (“Allied Power Holdings”), Charah Solutions, Inc., a Delaware corporation (“PubCo”), Charah Holdings LP, a Delaware limited partnership (“Charah LP”), CEP Holdings, Inc., a Kentucky corporation (“CEP Holdings”), Charah Management Holdings LLC, a Delaware limited liability company (“Charah Management Holdings”), Allied Management Holdings, LLC, a Delaware limited liability company (“Allied Management Holdings”), EBLP Charah Blocker, LLC, a Delaware limited liability company (“EBLP Blocker”), Charah Blocker, LLC, a Delaware limited liability company (“Charah Blocker”), and each other signatory to this Agreement (each signatory to this Agreement, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to facilitate an initial public offering (the “IPO”) of PubCo, which entails, among other things, offering shares of common stock, par value $0.01 per share, of PubCo (“Common Stock”) to the public, pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-225051 (the “Registration Statement”); and

WHEREAS, in connection with the IPO, the Parties desire to effect the restructurings and other transactions set forth in this Agreement, which will occur on the terms and in the sequence set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II will be deemed to take place in the sequence in which they appear in Article II except as expressly set forth herein.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1    Definitions.

In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“Allied Executives” means the Members (as such term is defined in the Allied Management Holdings Operating Agreement) of Allied Management Holdings.

“Allied Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Allied Power Holdings, dated as of July 14, 2017, as amended.

“Allied Management Holdings Operating Agreement” means that certain Limited Liability Company Agreement of Allied Management Holdings, dated as of July 14, 2017.

“Blocker Entity” means each of EBLP Blocker and Charah Blocker.

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by law to close in New York, New York or Houston, Texas.

“Charah Executives” means the Members (as such term is defined in the Charah Management Holdings Operating Agreement) of Charah Management Holdings.

“Charah Management Holdings Operating Agreement” means that certain Limited Liability Company Agreement of Charah Management Holdings, dated as of January 13, 2017.

“Charah Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Charah Management, dated as of January 13, 2017.

“Effective Time” means 12:01 a.m. Central Standard Time on the date of the closing of the IPO.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Restricted Grant Agreement” means a restricted grant agreement, to be entered into by and between PubCo and certain individuals from time to time.

“Registration Statement” has the meaning set forth in the recitals.

Section 1.2    Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II

RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1    Amended and Restated Certificate of Incorporation and Bylaws of PubCo. The Certificate of Incorporation of PubCo shall be, and immediately prior to the transactions contemplated below hereby is, amended and restated in the form of the Amended and Restated Certificate of Incorporation of PubCo attached hereto as Exhibit A (as amended, supplemented and restated from time to time, the “A&R Certificate of Incorporation of PubCo”), which shall be filed with the Delaware Secretary of State on the date of the initial closing of the IPO, and the Bylaws of PubCo shall be, and immediately prior to the transactions contemplated below, hereby are, amended and restated in the form of the Amended and Restated Bylaws of PubCo attached hereto as Exhibit B (as amended, supplemented and restated from time to time, the “A&R Bylaws of PubCo”).

Section 2.2    Contribution of Equity Interests in Charah Management and Allied Power Holdings. Effective prior to the Effective Time, (i) CEP Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for [●] shares of Common Stock; (ii) Charah LP hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for [●] shares of Common Stock; (iii) Charah Management Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for [●] shares of Common Stock, of which [●] shares of Common Stock shall be subject to vesting restrictions as set forth in each Restricted Grant Agreement (each such share of Common Stock subject to vesting restrictions, “Restricted Common Stock”) and (iv) Allied Management Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for [●] shares of Common Stock, of which [●] shall be Restricted Common Stock.

Section 2.3    Redemption of Equity Interests in Charah LP. Effective immediately following the transactions described in Section 2.2, Charah LP hereby distributes a total of [●] percent ([●]%) of the Common Stock it received pursuant to Section 2.2 to EBLP Blocker and a total of [●] percent ([●]%) of the Common Stock it received pursuant to Section 2.2 to

Charah Splitter, LP, in redemption of their respective equity interests in Charah LP. Charah Splitter, LP, effective immediately thereafter, hereby distributes the Common Stock it received from Charah LP to each of BCP Energy Services Fund GP, LP and Charah Blocker in accordance with Section 10 of that certain Agreement of Limited Partnership of Charah Splitter, LP, dated as of January 9, 2017, in redemption of their respective equity interests in Charah Splitter, LP.

Section 2.4    Mergers of Blocker Entities Into PubCo.

(i)    Pursuant to the Certificate of Merger in the form attached hereto as Exhibit C, which will be filed with the Delaware Secretary of State on or prior to the date of the initial closing of the IPO and will be effective immediately following the transactions described in Section 2.3, (A) separate wholly-owned subsidiaries of PubCo will simultaneously merge with and into the Blocker Entities, with the applicable Blocker Entity surviving each such merger (the “First Step Mergers”) and (B) each Blocker Entity will immediately thereafter simultaneously merge with and into PubCo, with PubCo surviving (the “Second Step Mergers”, and together with the First Step Mergers, the “Mergers”). As a result of and immediately following the Mergers, the Common Stock received by the Blocker Entities pursuant to Section 2.3, which immediately following the Mergers were held by PubCo, shall be canceled. This Section 2.4(i), together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of such Certificate of Merger and applicable Law and this Agreement shall be and hereby is adopted as a “plan or reorganization” for purposes of Sections 354 and 361 of the Internal Revenue Code of 1986, as amended (the “Code”).

(ii)    Pursuant to the First Step Mergers, all limited liability company interests in the Blocker Entities owned by BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP will be cancelled, and as consideration therefore PubCo agrees to assign and transfer to (x) BCP Energy Services Fund, LP [●] shares of Common Stock and (y) BCP Energy Services Fund-A, LP [●] shares of Common Stock. All limited liability interests of the Blocker Entities owned by PubCo will be cancelled in connection with the Second Step Mergers.

Section 2.5    Distribution of Common Stock to the Charah Executives and Allied Executives. Effective immediately following the transactions described in Section 2.4, (i) Charah Management Holdings hereby distributes all of the Common Stock it received pursuant to Section 2.2 to the Charah Executives in accordance with Section 4.1 of the Charah Management Holdings Operating Agreement and (ii) Allied Management Holdings hereby distributes all of the Common Stock it received pursuant to Section 2.2 to the Allied Executives in accordance with Section 4.1 of the Allied Management Holdings Operating Agreement. As a result of the transactions contemplated by this Section 2.5, each Charah Executive and Allied Executive will hold a total number of shares of Common Stock as is set forth on Schedule 1 hereto next to the name of such Charah Executive or Allied Executive, as applicable, under the heading “Total Common Stock” (the “Total Common Stock”). A portion of the Total Common Stock equal to the amount set forth next to the name of such Charah Executive or Allied Executive, as applicable, under the heading “Restricted Common Stock” shall be Restricted Common Stock.

Section 2.6    Sale of Common Stock to Public. Effective immediately following the transactions described in Section 2.4 and Section 2.5, (i) PubCo hereby effectuates the IPO and (ii) BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah LP hereby sell certain of the Common Stock received pursuant to Section 2.2 and Section 2.4, respectively, pursuant to the Underwriting Agreement.

ARTICLE III

INITIAL PUBLIC OFFERING AND RELATED MATTERS

Section 3.1    Underwriting Agreement. Prior to the Effective Time, each of PubCo and BCP shall have entered into an underwriting agreement relating to the IPO (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”); subject to the right of each party to elect to not enter into an Underwriting Agreement at it sole discretion.

Section 3.2    Registration Rights Agreement. Effective immediately following the transactions described in Article II, PubCo, Bernhard Capital Partners Management, LP and CEP Holdings shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D, pursuant to which the parties thereto will receive certain rights pursuant thereto, as provided therein.

Section 3.3    Stockholders’ Agreement. Effective immediately following the transactions described in Article II, PubCo, CEP Holdings, Charah LP and certain other parties shall enter into a Stockholders’ Agreement in the form attached hereto as Exhibit E, pursuant to which the parties thereto shall set forth certain understandings among themselves, as provided therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1    Organization. Such Party, other than individuals, is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.2    Authority; Enforceability. Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions have been duly authorized by its board of directors or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party, and, assuming due and valid authorization, execution and delivery hereof by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3    Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) conflict with or result in any breach of any provision of the certificate of incorporation and by-laws, partnership agreement, limited liability company agreement, or similar organizational documents of such Party, as applicable, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority, or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances which would not, individually or in the aggregate, have a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4    Ownership of Interests. Each Party contributing, issuing, delivering, or exchanging interests hereby, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims. There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the transactions contemplated hereby which have not been waived by the Person holding such rights.

Section 4.5    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

Section 4.7    Independent Investigation. Each Party has reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo nor its advisors has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby.

Section 4.8    No Tax Representations. Each Party acknowledges and agrees that PubCo is not making any representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party hereto as a result of the transactions contemplated by this Agreement. Each Party hereto understands that such Party (and not PubCo or its advisors) will be responsible for such Party’s own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1    Consents; Deemed Amendment to Agreements. To the extent required under applicable Law or the governing documents of any of the Parties or any documents to which they are party (including the Charah Management Holdings Operating Agreement, the Allied Management Holdings Operating Agreement, the Charah Operating Agreement and the Allied Power Operating Agreement) each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member or manager of any other Party.

Section 5.2    Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

Section 5.3    Tax Certificates. Prior to the transactions described in Section 2.2, each Party shall deliver such forms, certificates or other documentation reasonably requested in order to establish any exemption from withholding taxes under Section 1445 or Section 1446(f) of the Code.

Section 5.4    Tax Treatment.

(a)    The transactions described in Section 2.2, Section 2.4 and Section 2.6(i), taken together, are intended to be treated as a transaction described in Section 351 of the Code.

(b)    With respect to each Blocker Entity, the applicable First Step Merger and Second Step Merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.5    Right to Indemnification. Subject to the limitations and conditions provided herein and to the fullest extent permitted by applicable Law, each of Charah LP, CEP Holdings and any of their respective affiliates and any of their respective directors, officers, partners, employees, members, managers, equityholders, agents and representatives (each an “Indemnitee”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, whether such Proceeding arose prior to, on or following the date of the IPO, by reason of the fact that such Indemnitee is or was a direct or indirect director, officer, partner, employee, member, manager, equityholder, agent, representative or affiliate of Charah Management and/or Allied Power Holdings, or any subsidiary of the foregoing (the “Contributed Company Group”), shall be indemnified and held harmless by PubCo to the extent such Proceeding or other above-described process relates to or is implicated by any such above-described relationships with, status with respect to, or representation of any member of the Contributed Company Group to the fullest extent permitted by applicable Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits PubCo to provide broader indemnification rights than said Laws permitted PubCo to provide prior to such amendment) against judgments, damages, liabilities, losses, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ and experts’ fees) (collectively, “Losses”) incurred by such Person in connection with such Proceeding, and indemnification under this Section 5.5 shall continue as to a Person who has ceased to exist in the capacity which initially entitled such Person to indemnity hereunder for any and all Losses related to and arising from such Person’s activities while acting in such capacity The rights granted pursuant to this Section 5.5 shall be deemed contract rights, and no amendment, modification or repeal of this Section 5.5 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS Section 5.5 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

Section 5.6    Further Assurances. Each of the Parties hereby agrees to execute, acknowledge and deliver all such additional assignments, stock powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 5.7    Power of Attorney. Each Party (other than CEP Holdings and the Charah Executives) hereby makes, constitutes and appoints Charah LP, and each Charah Executive hereby makes, constitutes and appoints CEP Holdings, in each case, as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by each such attorneys-in-fact in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Party under this Agreement and the transactions contemplated hereby. Each Party hereby gives each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Party’s obligations and agreements pursuant to this Agreement and the transactions contemplated hereby as fully as such Party might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 5.7 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Party.

Section 5.8    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

Section 5.9    Successors and Assigns; No Third Party Rights. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Other than with respect to the Indemnitees pursuant to Section 5.5, this Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 5.10    Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.11    Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.12    Entire Agreement; Survival. This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto. The provisions of this Agreement (including the representations and warranties hereunder) shall survive the initial closing of the IPO, and shall continue indefinitely.

Section 5.13    Governing Law; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

Section 5.14    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*            *             *            *            *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

CHARAH SOLUTIONS, INC.

By:
Name:
Title:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH HOLDINGS LP

By: Charah Holdings GP LLC
Its: General Partner

By:
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH MANAGEMENT LLC

By:
Name:	Mark Spender
Title:	President

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

ALLIED POWER HOLDINGS, LLC

By:
Name:	Dorsey Ron McCall
Title:	Chief Executive Officer

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH MANAGEMENT HOLDINGS, LLC

By: Charah Holdings LP
Its: Manager

By: Charah Holdings GP LLC
Its: General Partner

By:
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

ALLIED MANAGEMENT HOLDINGS, LLC

By: Charah Holdings LP
Its: Manager

By: Charah Holdings GP LLC
Its: General Partner

By:
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CEP HOLDINGS, INC.

By:
Name:	Charles E. Price
Title:	President & Chief Executive Officer

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BCP ENERGY SERVICES FUND, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BCP ENERGY SERVICES FUND-A, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

EBLP CHARAH BLOCKER, LLC

By: BCP Energy Services Fund, LP
Its: Limited Partner

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH BLOCKER, LLC

By: BCP Energy Services Fund-A, LP
Its: Limited Partner

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BRUCE KRAMER

Bruce Kramer

DANNY GRAY

Danny Gray

SCOTT SEWELL

Scott Sewell

NATHAN BOONE

Nathan Boone

PETE DEQUATTRO

Pete DeQuattro

SCOTT ZIEGLER

Scott Ziegler

DAVID VALENTINE

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

David Valentine

JOSH JONES

Josh Jones

ALI AZAD

Ali Azad

ROBERT REYNOLDS

Robert Reynolds

ANDREW CARPENTER

Andrew Carpenter

CHARLES W. PRICE

Charles W. Price

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

NICK JACOBY

Nick Jacoby

JEREMY SOCHOL

Jeremy Sochol

SCOTT RESCHLY

Scott Reschly

ERIC EFFINGER

Eric Effinger

STEVEN BREHM

Steven Brehm

ROBERT RAIA

Robert Raia

DORSEY RON MCCALL

Dorsey Ron McCall

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

JOHN PLUMLEE

John Plumlee

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

Schedule 1

Common Stock Holdings

Member	Total Common Stock	Restricted Common Stock
Bruce Kramer	[●] shares of Common Stock	[●] shares of Common Stock
Danny Gray	[●] shares of Common Stock	[●] shares of Common Stock
Scott Sewell	[●] shares of Common Stock	[●] shares of Common Stock
Nathan Boone	[●] shares of Common Stock	[●] shares of Common Stock
Pete DeQuattro	[●] shares of Common Stock	[●] shares of Common Stock
Scott Ziegler	[●] shares of Common Stock	[●] shares of Common Stock
David Valentine	[●] shares of Common Stock	[●] shares of Common Stock
Josh Jones	[●] shares of Common Stock	[●] shares of Common Stock
Ali Azad	[●] shares of Common Stock	[●] shares of Common Stock
Robert Reynolds	[●] shares of Common Stock	[●] shares of Common Stock
Andrew Carpenter	[●] shares of Common Stock	[●] shares of Common Stock
Charles W. Price	[●] shares of Common Stock	[●] shares of Common Stock
Nick Jacoby	[●] shares of Common Stock	[●] shares of Common Stock
Jeremy Sochol	[●] shares of Common Stock	[●] shares of Common Stock
Scott Reschly	[●] shares of Common Stock	[●] shares of Common Stock
Eric Effinger	[●] shares of Common Stock	[●] shares of Common Stock
Steven Brehm	[●] shares of Common Stock	[●] shares of Common Stock
Robert Raia	[●] shares of Common Stock	[●] shares of Common Stock
Dorsey Ron McCall	[●] shares of Common Stock	[●] shares of Common Stock
John Plumlee	[●] shares of Common Stock	[●] shares of Common Stock
Total:	[●] shares of Common Stock	[●] shares of Common Stock

Exhibit A

A&R Certificate of Incorporation of PubCo

See attached.

Exhibit B

A&R Bylaws of PubCo

See attached.

Exhibit C

Form of Certificate of Merger

See attached.

Exhibit D

Form of PubCo Registration Rights Agreement

See attached.

Exhibit E

Form of Stockholders Agreement

See attached.